Exhibit 99.1

China Jo-Jo Drugstores Reports Fiscal 2017 Third Quarter Results

HANGZHOU, China, Feb. 10, 2017 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ: CJJD) today announced financial results for its third fiscal quarter and nine months ended December 31, 2016.

Third Quarter Highlights:

●	Revenue was $20.6 million compared to $24.7 million a year ago
●	Retail drugstores sales were $14.1 million compared to $12.9 million a year ago
●	Gross margin increased 70 bps year-over-year to 20.3%, retail pharmacy gross margin increased 410 bps to 25.7% from a year ago
●	GAAP net loss was $834,806 or $0.04 per diluted share compared to net loss of $617,529 or $0.04 per diluted share a year ago

Nine Months Highlights:

●	Revenue was $61.7 million compared to $68.6 million a year ago
●	Retail drugstores sales were $39.6 million compared to $38.2 million a year ago
●	Gross margin increased 190 bps year-over-year to 21.1%, retail pharmacy gross margin increased 460 bps to 27.8% from a year ago
●	GAAP net loss was $605,784 or $0.02 per diluted share compared to net loss of $355,743 or $0.02 per diluted share a year ago
●	Adjusted net income was $1,176,409 or $0.06 per diluted share compared to adjusted net loss of $8,300 or $0.00 per diluted share a year ago

China Jo-Jo's Chairman and CEO, Mr. Liu Lei commented, "Our retail drugstores' sales started to recover during the quarter as we grew both retail sales and margins year-over-year. We optimized our drugstores' product mix leading up to the Chinese New Year Holiday and met customer demand for popular nutritional supplements products. We also continue to improve our chronic disease management program, which has attracted many loyal customers who refill their prescriptions and purchase supplemental products at our stores. We look forward to expanding our proven retail pharmacy model in Hangzhou in the New Year and bringing innovative wellness options and expanded access to care to more pharmacy customers."

Net revenues for the third quarter were $20.6 million compared to $24.7 million in the same quarter a year ago, a decrease of $4.1 million, or 16.6%. Lower revenue was mainly due to the decline in online pharmacy business, which was partially offset by increase in retail drugstore business.

Retail drugstore sales were $14.1 million compared to $12.9 million in the same quarter last year and $12.8 million in the second quarter of fiscal 2017. To improve same-store sales, the Company continued to optimize product mix, expand mobile payment, roll out in-pharmacy virtual doctor clinics, and work with reputable vendors to promote the sales of third-party brand products. As a result, same-store sales increased by approximately $728,822, or 6.0% year-over-year, while new stores contributed approximately $572,876 in revenue in the third quarter. The pharmacy store count increased to 65 as of December 31, 2016, compared to 59 stores a year ago.

Online pharmacy sales were $3.4 million compared to $8.6 million in the same quarter a year ago. The decrease was mainly due to lower sales through third party e-commerce websites that resulted from the CFDA (China Food and Drug Administration) suspension of OTC drug sales on third party e-commerce websites and the decline in referrals from Yikatong, the popular pharmacy and health insurance benefit card, to the Company's online pharmacy. To address these challenges, the Company has been redirecting customer traffic from third party e-commerce websites to its own website to promote the purchase of OTC products, while adding more non-medical health products such as nutritional supplements on such third party e-commerce platforms. Meanwhile, the Company has also been working with alternative referral vendors of pharmacy benefit management services.

Gross profit decreased by $663,462 or 13.7% year-over-year to $4.2 million. Gross margin increased from 19.6% to 20.3% due to higher retail profit margins. Retail gross margin increased primarily due to higher vendor rebates attributable to our marketing efforts in promoting brand-name products with large pharmaceutical suppliers, efforts to renegotiate prices with our suppliers periodically, and selection of certain higher profit margin products for retail sale.

Sales and marketing expenses increased by $283,545 or 8.6% year over year, primarily due to support to new local wholesale clients such as other local drugstores.

General and administrative expenses decreased by $416,599 or 22.3% year over year, primarily due to accounts receivable and decrease of $331,180 in advances to vendors allowance in the third quarter as compared to allowance addition of $190,472 in the same quarter last year. The difference was caused by collection on certain remaining aged accounts receivable and advances to suppliers' accounts in the quarter.

Net loss was $834,806 or $0.04 per diluted share compared to last year's third quarter net loss of $617,529 or $0.04 per diluted share.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., is a leading China-based pharmacy that engages in retail, wholesale and online distribution and sales of pharmaceutical and health care products, including through its online and retail pharmacies. As of December 31, 2016, the Company had 65 retail pharmacies in Zhejiang Province. The Company's wholesale subsidiary supplies its retail stores and distributes drug and healthcare products to other drugstores and drug vendors. For more information, please visit: www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English).

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "estimate," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	December 31,	March 31,
	2016	2016
ASSETS
CURRENT ASSETS
Cash	$4,643,349	$6,671,873
Financial assets available for sale	-	465,165
Restricted cash	8,980,544	13,747,990
Notes receivable	42,740	15,506
Trade accounts receivable, net	9,441,386	8,054,597
Inventories	10,565,855	10,802,691
Other receivables, net	1,440,641	1,376,468
Advances to suppliers, net	3,839,635	4,230,665
Other current assets	1,483,431	1,518,048
Total current assets	40,437,581	46,883,003

PROPERTY AND EQUIPMENT, net	4,607,201	5,543,076

OTHER ASSETS
Long-term investment	40,131	108,539
Farmland assets	1,484,987	1,562,205
Long term deposits	2,277,120	2,452,056
Other noncurrent assets	2,727,401	2,595,129
Intangible assets, net	2,706,919	2,928,779
Total other assets	9,236,558	9,646,708

Total assets	$54,281,340	$62,072,787

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term loan payable	$28,799	$31,011
Accounts payable, trade	14,402,089	16,667,396
Notes payable	12,215,720	17,595,634
Other payable	2,064,231	1,917,821
Other payable - related parties	922,192	2,199,775
Customer deposits	2,485,944	2,610,151
Taxes payable	594,315	483,770
Accrued liabilities	577,418	615,056
Total current liabilities	33,290,708	42,120,614

Warrant liability	510,859	636,301
Total liabilities	33,801,567	42,756,915

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 10,000,000 shares authorized; 0 issued and outstanding as of December 31, 2016 and March 31, 2016
Common stock; $0.001 par value; 250,000,000 shares authorized; 20,374,678 and 17,735,504 shares issued and outstanding as of December 31, 2016 and March 31, 2016	20,375	17,736
Additional paid-in capital	25,597,019	22,088,267
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(7,562,837)	(6,957,053)
Accumulated other comprehensive income	1,116,107	2,857,813
Total stockholders' equity	20,479,773	19,315,872

Total liabilities and stockholders' equity	$54,281,340	$62,072,787

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the three months ended December 31,		For the nine months ended December 31,
	2016	2015	2016	2015
REVENUES, NET	$20,610,024	$24,708,046	$61,706,774	$68,596,964

COST OF GOODS SOLD	16,426,153	19,860,713	48,688,092	55,396,941

GROSS PROFIT	4,183,871	4,847,333	13,018,682	13,200,023

SELLING EXPENSES	3,570,182	3,286,637	9,276,225	9,801,761
GENERAL AND ADMINISTRATIVE EXPENSES	1,451,849	1,868,448	4,752,981	3,628,520
TOTAL OPERATING EXPENSES	5,022,031	5,155,085	14,029,206	13,430,281

LOSS FROM OPERATIONS	(838,160)	(307,752)	(1,010,524)	(230,258)

INTEREST INCOME	54,003	62,337	339,460	253,074
INTEREST EXPENSE	(415)	(2,945)	(1,285)	(156,951)
OTHER INCOME (LOSS), NET	(99,485)	(349,514)	5,139	(315,894)

CHANGE IN FAIR VALUE OF DERIVATIVE LIABILITIES	67,296	15,444	125,389	173,510

INCOME BEFORE INCOME TAXES	(816,761)	(582,430)	(541,821)	(276,519)

PROVISION FOR INCOME TAXES	18,045	35,099	63,963	79,224

NET LOSS	(834,806)	(617,529)	(605,784)	(355,743)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(1,768,854)	(268,795)	(1,741,706)	(1,043,348)

COMPREHENSIVE LOSS	$(2,603,660)	$(886,324)	$(2,347,490)	$(1,399,091)

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	19,941,439	17,180,830	19,188,867	16,459,195
Diluted	19,941,439	17,180,830	19,188,867	16,459,195

EARNINGS PER SHARES:
Basic	$(0.04)	$(0.04)	$(0.02)	$(0.02)
Diluted	$(0.04)	$(0.04)	$(0.02)	$(0.02)

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(605,784)	(355,743)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	891,542	1,163,994
Stock-based compensation	1,907,582	520,953
Bad debt provision	(505,117)	(1,369,786)
Change in fair value of warrant derivative liability	(125,441)	(173,510)
Change in operating assets:
Accounts receivable, trade	(1,130,490)	243,666
Notes receivable	(29,484)	99,199
Inventories	(555,388)	(413,472)
Other receivables	64,419	(142,734)
Advances to suppliers	(683,980)	(413,238)
Other current assets	(76,656)	678,339
Other noncurrent assets	(330,217)	-
Change in operating liabilities:
Accounts payable, trade	(1,119,770)	(93,695)
Other payables and accrued liabilities	296,298	277,298
Customer deposits	64,508	(1,146,504)
Taxes payable	150,910	205,734
Net cash used in operating activities	(1,787,068)	(919,499)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(115,463)	(171,314)
Decrease in Financial assets available for sale	449,403	1,279,200
Investment in a joint venture	(74,900)	(111,930)
Termination of a joint venture	69,802
Additions to leasehold improvements	(200,428)	-
Net cash provided by investing activities	128,414	995,956

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan	-	23,115
Repayment of short-term bank loan	-	(55,095)
Change in restricted cash	3,939,366	(4,423,287)
Repayments of notes payable	(24,600,434)	(15,415,543)
Proceeds from notes payable	20,309,469	17,711,172
Proceeds from other payables-related parties	375,395	(179,934)
Proceeds from equity financing	-	2,699,500
Net cash provided by financing activities	23,796	359,928

EFFECT OF EXCHANGE RATE ON CASH	(393,666)	(120,694)
INCREASE IN CASH	(2,028,524)	315,691
CASH, beginning of period	6,671,873	4,023,581
CASH, end of period	$4,643,349	$4,339,272

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,348	$151,258
Cash paid for income taxes	$57,688	$48424
Non-cash financing activities:
Issuance of common stocks to exchange for the debt to a shareholder	1,603,810	-
Issuance of stock purchase options to an investment bank	-	$147,728

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Use of non-GAAP financial measures

To supplement China Jo-Jo's consolidated financial results presented in accordance with GAAP, China Jo-Jo uses the following measures defined as non-GAAP financial measures by the SEC: net income (loss) excluding share-based compensation expenses and change in fair value of derivative liabilities, and diluted net income (loss) per share excluding share-based compensation expenses and change in the fair value of derivatives liabilities. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

China Jo-Jo believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based compensation expenses and change in fair value of derivative liabilities that may not be indicative of its operating performance from a cash perspective. China Jo-Jo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These non-GAAP financial measures also facilitate management's internal comparisons to China Jo-Jo's historical performance and liquidity. China Jo-Jo computes its non-GAAP financial measures using the same consistent method from quarter to quarter. China Jo-Jo believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A limitation of using these non-GAAP measures is that they exclude share-based compensation and change in fair value of derivative liabilities charge that has been and will continue to be for the foreseeable future a significant recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each non-GAAP measure. The table under the heading Reconciliation to non-GAAP Financial Measures in the beginning of the release has more details on the reconciliations between GAAP financial measures that are most directly comparable to non-GAAP financial measures.

Reconciliation to non-GAAP Financial Measures

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Net loss	$(834,806)	$(617,529)	$(605,784)	$(355,743)
Non-GAAP adjustments:
Share based compensation expense	578,008	312,503	1,907,582	520,953
Change in fair value of derivative liabilities	(67,296)	(15,444)	(125,441)	(173,510)
Adjusted net loss	(324,094)	(320,470)	1,176,357	(8,300)
Adjusted net income (loss) per share diluted	(0.02)	(0.02)	0.06	0.00

Investor Relations Contact:
Steve Liu
steve.liu@jojodrugstores.com

CONTACT: Steve Liu, +86-571-88219579, steve.liu@jojodrugstores.com

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